Exhibit 99.1

BioSpecifics Technologies Corp. Reports Second Quarter 2014 Financial Results

LYNBROOK, NY – August 11, 2014 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products marketed as XIAFLEX® (collagenase clostridium histolyticum or CCH) in the U.S. and XIAPEX® in the EU, today announced its financial results for the second quarter ended June 30, 2014 and provided a corporate update.

“This was a momentous quarter of milestones for XIAFLEX both commercially and clinically. We saw significant growth in revenues from XIAFLEX U.S. sales, most notably in Peyronie’s disease. We are particularly pleased to see the number of vials shipped in the second quarter of 2014; 565 in April, 775 in May and then almost double that number in June with 1,412 vials shipped. This was a significant increase over the first quarter shipments of 598 vials. In addition, there was a 49% increase in the number of Peyronie’s disease patients who submitted for reimbursement in May and June over the number of patients that had submitted for reimbursement as of the end of April. These data show that both patients and physicians are eager for a minimally-invasive treatment and we are very excited to see how this momentum progresses going forward,” reflected Thomas L. Wegman, President of BioSpecifics. “Additionally, we expect to see growth in markets outside the U.S. for XIAFLEX. Auxilium anticipates that marketing approval for Peyronie’s disease by the EMA could be granted as early as late in the first quarter of 2015. We will also receive a $0.5 million milestone payment from Auxilium as a result of Asahi Kasei’s regulatory submission to potentially expand XIAFLEX into Japan in Dupuytren’s contracture. A decision is expected on this regulatory submission in mid-2015.”

“With the financial benefit realized from this commercial success, we maintain the ability to progress our proprietary pipeline. We were very excited to report last week the initiation of our Phase 2 clinical trial of CCH in human patients with lipoma. The data we reported in January were very promising and we hope to duplicate these positive results and progress this indication towards commercialization. We also submitted the final study report to Auxilium for CCH in canine lipoma, to which we will await their decision on whether to in-license this indication, making it the fifth indication within our development agreement.”

Second Quarter 2014 Financial Results

BioSpecifics reported net income of $0.6 million for the second quarter ended June 30, 2014, or $0.09 per basic share and $0.08 per share on a fully diluted basis, compared to net income of $1.0 million, or $0.16 per basic share and $0.15 per share on a fully diluted basis for the same period in 2013.

Total revenue for the second quarter ended June 30, 2014 was $2.7 million, compared to $3.3 million for the same period in 2013. This represents a decrease of approximately 19% from the same period in 2013 and was mainly due to the August 2013 expiration of the right to receive earn-out payments on Santyl partially offset by increased XIAFLEX royalties and the mark-up on cost of goods sold revenue.

Royalty and mark-up on cost of goods sold for the second quarter ended June 30, 2014 were $2.6 million, compared to royalty, mark-up on cost of goods sold, and earn-out revenues of $3.2 million for the same period in 2013. Royalty and mark-up on cost of goods sold revenues recognized under BioSpecifics’ agreement with Auxilium Pharmaceuticals, Inc. (Auxilium) for the second quarter ended June 30, 2014 were $2.6 million, compared to $1.7 million for the same period in 2013. This represents an increase of approximately 53% from the same period in 2013. The increase in royalties and mark-up on cost of goods sold was due to increased net sales of XIAFLEX during the 2014 period, which are reported to BioSpecifics by Auxilium and recognized with a one quarter lag.

Licensing revenue consists of licensing fees, sublicensing fees and milestones. For the second quarter ended June 30, 2014 and 2013, BioSpecifics recognized total licensing and milestone revenue of approximately $17,282 and $44,880, respectively. Certain licensing fees recognized are related to the cash payments received under BioSpecifics’ agreement with Auxilium in prior years and amortized over the expected development period.

Research and development expenses for the second quarter ended June 30, 2014 were $0.3 million, compared to $0.5 million in the same period in 2013. This decrease in research and development expenses was primarily due to the completion of the canine lipoma trial, our preclinical costs associated with the uterine fibroid program, and stock-based compensation.

General and administrative expenses for the second quarter ended June 30, 2014 were $1.5 million, compared to $1.2 million for the same period in 2013. The increase in general and administrative expenses was mainly due to increased legal fees, third party royalty fees and consulting services partially offset by decreased professional fees and investor relations.

Income tax expenses for the second quarter ended June 30, 2014 were $0.3 million compared to $0.5 million for the same period in 2013.

As of June 30, 2014, BioSpecifics had cash and cash equivalents, and investments of $16.6 million, compared to $16.9 million on March 31, 2014.

Recent Corporate Updates:

In August 2014, BioSpecifics announced changes to its Board of Directors. Max Link, Ph.D. was appointed to the Board of Directors as a Class II director and will also serve as Chairman of the Compensation Committee and as the Audit Committee Financial Expert, effective upon the retirement of Henry Morgan from the Board of Directors on August 15, 2014, after 24 years of dedicated service. Dr. Link has held numerous executive positions at marquee biopharmaceutical and medical device companies including as the Chairman and CEO of Centerpulse until its acquisition by Zimmer Holdings, the CEO of Corange, and as the CEO of Sandoz Pharma. He currently serves as a Director at Celsion Corporation, CytRx, and Alexion Pharmaceuticals, where he also serves as Chairman.

BioSpecifics will receive 5% of the $10 million regulatory milestone payment that Auxilium will receive from its regional partner, Asahi Kasei Pharma Corporation (Asahi Kasei), for the successful submission in July 2014 of a regulatory application to the Japanese Pharmaceutical and Medical Device Agency (PMDA) for the potential approval of XIAFLEX for the treatment of Dupuytren’s contracture in Japan. The review by PMDA is expected to be completed by mid-2015.

Effective June 27, 2014, BioSpecifics announced it had been added to the Russell 3000® and Russell Global Indexes as part of Russell Investments’ annual reconstitution of its U.S. and global equity indexes.

XIAFLEX Commercial Update:

Injectable collagenase is currently marketed as XIAFLEX in the U.S. by Auxilium for the treatment of Dupuytren’s contracture and Peyronie’s disease, and in the EU by Swedish Orphan Biovitrium AB (Sobi), as XIAPEX, for the treatment of Dupuytren’s contracture.

On August 7, 2014, Auxilium reported its financial results for the second quarter of 2014 including an update on XIAFLEX U.S. sales growth for Dupuytren’s contracture and Peyronie’s disease. Highlights include:

  XIAFLEX U.S. net revenues for the second quarter of 2014 increased 75% over the second quarter of 2013 to $26.3 million.

  Auxilium reported the following strong U.S. launch momentum metrics for XIAFLEX for Peyronie’s disease as of June 30, 2014:

  In total, 1,108 physicians have been REMS certified, including 88% of the 432 top target urologists who perform the majority of surgeries for this indication.

  3,535 Peyronie’s disease patients have submitted for reimbursement through the second quarter as compared to the 2,373 patients who had submitted as of April 30, 2014. Of the 53% of patients where a decision has been made, 93% have been approved, which is an improvement over the 86% of submissions approved in the previous quarter.

  In June 2014, 1,412 vials were estimated to have been shipped to physicians, which is almost double the number of vials shipped in the previous month. In total, since launch in January 2014, 3,350 vials have been shipped to physicians.

  XIAFLEX in Dupuytren’s contracture has shown continued stable commercial growth and vial sales climbed steadily with a 7% increase over the second quarter of 2013. Market share of XIAFLEX across all procedures is now up 29% year-to-date through May 2014, with a 5% increase in number of XIAFLEX procedures in Dupuytren’s contracture patients over the past 12 months.

The Prescription Drug User Fee Act (PDUFA) action date is set for October 20, 2014 for the U.S. Food and Drug Administration (FDA) to review the supplemental Biologics License Application (sBLA) submitted by Auxilium for the potential label expansion of XIAFLEX to include the treatment of multiple Dupuytren’s contracture cords concurrently.

In June 2014, Auxilium announced that Sobi filed a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) to expand the label for XIAPEX to include the indication of Peyronie’s disease. Auxilium anticipates that marketing approval could be granted as early as late in the first quarter of 2015.

In May 2014, a new analyses of data from the pivotal IMPRESS (The Investigation for Maximal Peyronie's Reduction Efficacy and Safety Studies) trials, the Phase 3 studies that evaluated XIAFLEX for the treatment of Peyronie's disease, were presented by Auxilium at the Annual Meeting of the American Urological Association (AUA) and highlighted the benefit, safety and ease of use of XIAFLEX in this indication.

CCH Pipeline Update:

CCH is being studied in three indications through BioSpecifics’ proprietary programs including human and canine lipoma, and uterine fibroids. Highlights for these programs include:

  In August 2014, BioSpecifics announced that the first human patient was injected in its placebo-controlled Phase 2 clinical trial of CCH for the potential treatment of lipoma. The Company expects to complete patient enrollment in this trial in the first quarter of 2015.

  In July 2014, the full study report for Chien-804, BioSpecifics’ Phase 2 study of CCH in canine lipoma, was submitted to Auxilium, which initiated a 120-day opt-in period for Auxilium to decide whether to license exclusively the canine lipoma indication for CCH.

  Preclinical studies are ongoing to evaluate the potential of CCH in uterine fibroids and BioSpecifics expects to report data from these studies in the second half of 2014.

CCH is being studied in two indications by Auxilium, including frozen shoulder syndrome and cellulite. Highlights include:

  Top-line data from the double-blind, placebo-controlled Phase 2b study of CCH for the treatment of frozen shoulder are expected in the first quarter of 2015.

  Top-line data from the randomized, double-blind multiple-dose Phase 2a study of CCH for the treatment of cellulite are expected ahead of schedule in the fourth quarter of 2014.

Webcast and Conference Call

BioSpecifics will host a conference call today at 4:30 p.m. EDT to discuss these second quarter 2014 results.

In order to participate in the conference call, please dial 1-877-870-4263 (domestic) or 1-412-317-0790 (international). The live webcast can be accessed under “Events and Presentation” in the Investors section of the Company’s website at www.biospecifics.com or you may use the link: http://www.videonewswire.com/event.asp?id=100229.

A replay of the call will be available one hour after the end of the conference until 9:00 a.m. EST on August 19, 2014. To access the replay, please dial 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and reference the access code 10050703. The archived webcast will be available for 90 days in the Investors section of BioSpecifics' website at www.biospecifics.com.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications to date. Injectable collagenase is approved for marketing as XIAFLEX® (collagenase clostridium histolyticum or CCH) in the U.S. for the treatment of adult Dupuytren's contracture patients with a palpable cord in the palm and for Peyronie's disease in men with a palpable plaque and a curvature deformity of 30 degrees or greater at the start of therapy by BioSpecifics' partner, Auxilium Pharmaceuticals, Inc. (Auxilium). Auxilium has the following partnerships outside the United States for XIAFLEX; Swedish Orphan Biovitrium AB has marketing rights for XIAPEX® (the EU tradename for CCH) in 71 Eurasian and African countries, and pending applicable regulatory approvals for the treatment of Dupuytren's contracture and Peyronie's disease in each region, Actelion Pharmaceuticals Ltd. has rights in Canada and Australia and Asahi Kasei Pharma Corporation in Japan. CCH is in clinical development for the treatment of several additional promising indications. Auxilium is testing CCH for frozen shoulder syndrome in a Phase 2b study and also for cellulite in a Phase 2a study. BioSpecifics is currently managing the development of CCH for the treatment of human and canine lipomas. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, expected revenue growth, and the assumptions underlying or relating to such statements, are “forward-looking statements”. The forward-looking statements in this release include statements concerning, among other things, the market potential and momentum for the use of XIAFLEX to treat Peyronie’s disease and its acceptance by patients and physicians and the number of XIAFLEX vials shipped; receipt of milestone payments from Auxilium related to the submission of XIAFLEX for the treatment of Dupuytren’s contracture by Asahi Kasei to the PMDA; the timing of regulatory approval by PMDA; data received from the Phase 2 trial of CCH in patients with human lipoma; commercialization of CCH in human lipoma; timing for review of the sBLA submitted by Auxilium for potential label expansion of XIAFLEX to include the treatment of multiple Dupuytren’s contracture cords; the timing for EMA approval to expand XIAPEX to include Peyronie’s disease; data from the IMPRESS trials; timing for patient enrollment in the Phase 2 trial of CCH for the treatment of human lipoma; timing for release of data from preclinical studies evaluating CCH in uterine fibroids; timing for release of data from the Phase 2b study of CCH for the treatment of frozen shoulder; timing for release of data from the Phase 2a study of CCH for the treatment of cellulite; and the likelihood that Auxilium will exercise its opt in rights for the canine lipoma indication. In some cases, these statements can be identified by forward-looking words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “likely,” “may,” “will,” “could,” “continue,” “project,” “predict,” “goal,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on our’ current expectations and our projections about future events and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including the timing of regulatory filings and action; the ability of Auxilium and its partners, Asahi Kasei Pharma Corporation, Actelion Pharmaceuticals Ltd. and Swedish Orphan Biovitrum AB, to achieve their objectives for XIAFLEX in their applicable territories; the market for XIAFLEX in, and timing, initiation and outcome of clinical trials for, additional indications including frozen shoulder, cellulite, human lipoma and canine lipoma and uterine fibroids, all of which will determine the amount of milestone, royalty, mark-up on cost of goods sold and sublicense income BioSpecifics may receive; the potential of CCH to be used in additional indications; and other risk factors identified in BioSpecifics’ Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Current Reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements included in this release are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this release and, except as may be required by law, we assume no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com